LISBON THEATERS, Inc.

Financial Statements

As of and for the year ended December 31, 2011

LISBON THEATERS, Inc.

Report of Independent Registered Public Accounting Firm

The Stockholder of Lisbon Theaters, Inc.

 We have audited the accompanying balance sheet of Lisbon Theaters, Inc. (the “Company") as of December 31, 2011 and the related statements of operations, stockholder’s deficit and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lisbon Theaters, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ EISNERAMPER LLP

Edison, New Jersey
February 13, 2012

LISBON THEATERS, Inc.
BALANCE SHEET
December 31, 2011
(in thousands, except share and per share data)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$232
Accounts receivable	60
Inventory	6
Total current assets	298

Property and equipment, net	5,413
Deferred financing costs, net	28

TOTAL ASSETS	$5,739

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable	$154
Accrued expenses	210
Payable to vendor for digital systems	354
Gift card liability	151
Due to affiliate	213
Line of credit	113
Notes payable, current portion	314
Capital lease obligations, current portion	121
Total current liabilities	1,630

Notes payable, net of current portion	3,819
Capital lease obligations, net of current portion	334
Deferred rent expense	303
Total liabilities	6,086
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
Common stock, no par value: 5,000 shares authorized , 5,000 shares issued and outstanding	5
Accumulated deficit	(352)

Total stockholder’s deficit	(347)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$5,739

See accompanying notes to the financial statements.

LISBON THEATERS, Inc.
STATEMENT OF OPERATIONS
For the year ended December 31, 2011
(In thousands)

REVENUES
Admissions	$2,830
Concessions	1,381
Other	50
Total revenues	4,261
COSTS AND EXPENSES
Cost of operations:
Film rent expense	1,496
Cost of concessions	248
Salaries and wages	412
Facility lease expense	478
Utilities and other	629
General and administrative expenses	183
Depreciation and amortization	537
Total costs and expenses	3,983
OPERATING INCOME	278
OTHER EXPENSE (INCOME)
Impairment of property and equipment	129
Interest expense	386
NET LOSS	$(237)

See accompanying notes to the financial statements.

LISBON THEATERS, Inc.
STATEMENT OF STOCKHOLDER’S DEFICIT
December 31, 2011
(In thousands)

	Common Stock		Accumulated	Total stockholder's
	Shares	Amount	deficit	deficit
Balance, December 31, 2010	5,000	5	(400)	(395)
Net loss	-	-	(237)	(237)
Contributions from shareholder	-	-	285	285
Balance, December 31, 2011	5,000	$5	$(352)	$(347)

See accompanying notes to the financial statements.

LISBON THEATERS, Inc.
STATEMENTS OF CASH FLOWS
For the year ended December 31, 2011

Cash flows from operating activities
Net loss	$(237)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	537
Impairment of property and equipment	129
Changes in operating assets and liabilities:
Accounts receivable	(56)
Inventory	4
Prepaid expenses and other assets	38
Accounts payable, accrued expenses, and gift card liability	176
Payable to vendor for digital systems	354
Deferred rent	15
Net cash provided by operating activities	960
Cash flows from investing activities
Purchases of property and equipment	(492)
Net cash used in investing activities	(492)
Cash flows from financing activities
Due to affiliate	(233)
Contribution from shareholder	285
Payments under line of credit	(24)
Payments under capital lease obligations	(108)
Payments of notes payable	(295)
Net cash used in financing activities	(375)
Net change in cash and cash equivalents	93
Cash and cash equivalents at beginning of year	139
Cash and cash equivalents at end of year	$232

See accompanying notes to the financial statements

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

1. THE COMPANY AND BASIS OF PRESENTATION

        Lisbon Theaters, Inc. (the “Company”) was incorporated on June 4, 2004 as a Connecticut Corporation, doing business as the Lisbon Cinema. The Company operates a 12-screen movie theatre located in Lisbon, Connecticut (the “Theatre”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, those related to film rent expense settlements, depreciation and amortization, impairments and income taxes. Actual results could differ from those estimates.

Revenue Recognition

        Revenues are generated principally through admissions and concessions sales for feature films with proceeds received in cash or credit card at the Company’s point of sale terminals at the Theatre. Revenue is recognized at the point of sale. Credit card sales are normally settled in cash within approximately three business days from the point of sale, and any credit card chargebacks have been insignificant.  Other operating revenues are principally from  amounts earned under advertising contracts and games played in the Theatre, and are recognized as performed or earned under contractual terms.  The Company also sells theatre admissions in advance of the applicable event, and sells gift cards for patrons’ future use.  The Company defers the revenue from gift cards until considered redeemed. The Company estimates the gift card breakage rate based on historical redemption patterns. Unredeemed gift cards are recognized as revenue only after such a period of time indicates, based on historical experience, the likelihood of redemption is remote, and based on applicable laws and regulations, in evaluating the likelihood of  redemption, the period outstanding, the level and frequency of activity, and the period of inactivity is evaluated.

Cash Equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2011, the Company held substantially all of its cash in demand deposit accounts and cash held at the Theatre in the normal course of business.

Accounts receivable

        Accounts receivable represents amounts due under its agreement with third party advertising providers and for virtual print fees (“VPF”) under a master license agreement with a third party vendor. The Company reports accounts receivable net of any allowance for doubtful accounts to represent the Company’s estimate of the amount that ultimately will be realized in cash.  The Company will review collectability of accounts, if any, receivable based on the aging of the accounts and historical collection trends.   When the Company ultimately concludes a receivable is uncollectible, it is written off.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

Inventories

        Inventories consist of food and beverage concession products and related supplies. The Company states inventories on the basis of first-in, first-out method, stated at the lower of cost or market.

Property and Equipment

        The Company states property and equipment at cost. Major renewals and improvements are capitalized, while maintenance and repairs that do not improve or extend the lives of the respective assets are expensed currently.

        The Company records depreciation and amortization using the straight-line method over the following estimated lives:

Equipment	3 - 10 years

Furniture and fixtures	7 – 10 years

Buildings and improvements	15 - 40 years

  Impairment of Long-Lived Assets

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. The Company generally evaluates assets for impairment on an individual theatre basis, which management believes is the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows, undiscounted and without interest charges is less than the carrying amount of the assets, the Company recognizes an impairment charge in the amount by which the carrying value of the assets exceeds their fair value.

        The Company considers actual theatre level cash flows, future years budgeted theatre level cash flows, theatre property and equipment carrying values, the age of a recently built theatre, competitive theatres in the marketplace, the impact of recent ticket price changes, available lease renewal options and other factors considered relevant in its assessment of impairment of individual theatre assets. The fair value of assets is determined using the present value of the estimated future cash flows or the expected selling price less selling costs for assets of which the Company expects to dispose. Significant judgment is involved in estimating cash flows and fair value.

During the year ended December 31, 2011, the Company had an impairment loss of $129 related to 35 mm equipment that was no longer in use due to the conversion to digital projection equipment and the Company not deeming 35mm having a market.

Concentration of Credit Risk

        Financial instruments that could potentially subject the Company to concentration of credit risk, if held, would be included in accounts receivable.  Collateral is not required on accounts receivables.  It is anticipated that in the event of default, normal collection procedures would be followed.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

Leases

        The Company leases the land on which the Theatre is located, under a non-cancelable lease agreement for an initial 25 year term with three five year renewal options. The Company, at its option, can renew the lease at defined rates for various periods. The lease provides for contingent rentals based on the revenue results of the Theatre and require the payment of taxes, insurance, and other costs applicable to the property. Also, the lease contains escalating minimum rental provisions. There are no conditions imposed upon the Company by its lease agreement or by parties other than the lessor that legally obligate the Company to incur costs to retire assets as a result of a decision to vacate the lease. The lease does not require the Company to return the leased property to the lessor in its original condition.  The Company accounts for this lease as an operating lease and accounts for its lease under the provisions of ASC Topic 840, Leases and other authoritative accounting literature. The lease does not transfer title to the land and does not contain a bargain purchase option.

      The Company leases certain equipment for use in the Theatre, under agreements that expire through 2017.  The Company accounts for these leases as capital leases.

Fair Value of Financial Instruments

       The carrying amounts of cash, cash equivalents, accounts receivable and accounts payable, approximate their fair values, due to their short term nature.

Income Taxes

    No provision has been made in the financial statements for income taxes because the Company reports its income and expenses as a Subchapter S Corporation whereby all income and losses are taxed at the shareholder level.  Income tax rules and regulations are subject to interpretation, require judgment by the Company and may be challenged by the taxation authorities. In accordance with ASC Subtopic 740-10, the Company recognizes a tax benefit only for tax positions that are determined to be more likely than not sustainable based on the technical merits of the tax position. With respect to such tax positions for which recognition of a benefit is appropriate, the benefit is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions are evaluated on an ongoing basis as part of the Company's process for determining the provision for income taxes. Any interest and penalties determined to result from uncertain tax position will be classified as interest expense and other expense.

Deferred Rent Expense

        The Company recognizes rent expense on a straight-line basis, after considering the effect of rent escalation provisions resulting in a level monthly rent expense the lease term.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

Deferred Financing Costs

Deferred financing costs consist of unamortized debt financing costs amortized on a straight-line basis over the term of the respective debt and are included in interest expense. The straight-line basis is not materially different from the effective interest method.  The amount included in interest expense was $24 for the year ended December 31, 2011.

Film Rent Expense

        The Company estimates film rent expense and related film rent payable based on management's best estimate of the ultimate settlement of the film costs with the film distributors. Generally, less than one-quarter of film rent expense is estimated at period-end, with the majority being agreed to under firm terms. The length of time until these costs are known with certainty depends on the ultimate duration of the film's theatrical run, but is typically "settled" within one to two months of a particular film's opening release. Upon settlement with the film distributors, film rent expense and the related film rent payable are adjusted to the final film settlement.  The film rent expense on the statements of operations for the year ended December 31, 2011, was reduced by $97, related to VPFs under a master license agreement exhibitor-buyer arrangement with a third party vendor. VPFs represent a reduction in film rent paid to film distributors. Pursuant to this master license agreement, the Company purchased and owns digital projection equipment and the third party vendor, through their agreements with film distributors, will collect and remit VPFs to the Company , net of a 10% administrative fee. VPFs are generated based on initial display of titles on the digital projection equipment.

Advertising Costs

        The Company expenses advertising costs as incurred.   Advertising costs incurred for the year ended December 31, 2011 was $44.

Segments

        As of December 31, 2011, the Company managed its business under one reportable segment: theatre exhibition operations.  All of the Company’s operations are located in the United States.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-4, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in US GAAP and IFRS”, to substantially converge the fair value measurement and disclosure guidance in US GAAP and IFRS.  The most significant change in disclosures is an expansion of the information required for Level 3 measurements based on unobservable inputs. The standard is effective for fiscal years beginning after December 15, 2011. The Company will adopt this standard January 1, 2012 and does not expect the adoption of this standard to have a material impact on the financial statements and disclosures.

In June 2011, the FASB issued ASU 2011-5, “Presentation of Comprehensive Income”, which eliminates the current option to report other comprehensive income and its components in the statement of stockholders’ equity. Instead, an entity will be required to present items of net income and other comprehensive income in one continuous statement or in two separate, but consecutive, statements. The standard is effective for fiscal years beginning after December 15, 2011. The Company will adopt this standard as of January 1, 2012 and does not expect it to have a material impact on the financial statements and disclosures.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

3.	BALANCE SHEET COMPONENTS

PROPERTY AND EQUIPMENT

Property and equipment, net was comprised of the following at December 31, 2011:

Equipment	$3,087
Furniture and fixtures	95
Buildings and improvements	4,936
$8,118
Less: accumulated depreciation and amortization	(2,705)
Property and equipment, net	$5,413

ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2011:

Accrued payroll	$94
Accrued percentage rent	13
Other accrued expenses	103
Total	$210

4.	LEASES

   OPERATING LEASE

    The Company leases the land on which the Theatre is located under an operating lease with an initial term of 25 years.  The lease provides for monthly payments subject to rent escalations during the initial lease term and at each renewal date. The lease offers three options to renew for periods of five years. The Company is reasonably assured the lease renewals will be exercised. The Company is also required to pay real property taxes and common maintenance expenses. In addition, rent includes an amount equal to a percentage of revenue generated in excess of a base amount of total revenues, as defined. Facility lease expense amounted to $478 for the year ended December 31, 2011. Included in facility lease expense is percentage rent of $13 for the year ended December 31, 2011.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

At year-end, future minimum lease payments were as follows:

Year	Amount
2012	$300
2013	300
2014	300
2015	314
2016	319
Thereafter	9,879
$11,412

CAPITAL LEASES

The Company leases certain theatre equipment under capital leases that expire through 2017. The assets are being amortized over the shorter of their lease terms or their estimated useful lives. The applicable amortization is included in depreciation and amortization expense in the accompanying financial statements. Amortization of assets under capital leases charged to expense during the year ended December 31, 2011 was $92.

The following is a summary of property held under capital leases included in property and equipment at December 31, 2011:

Equipment	$697
Less: accumulated amortization	190
Net	$507

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

Future maturities of capital lease payments as of December 31, 2011 for each of the next five years and in the aggregate are:

Year ending
2012	$153
2013	151
2014	107
2015	83
2016	24
Thereafter	22
Total minimum payments	540
Less: amount representing interest	(85)
Present value of minimum payments	455
Less: current portion	(121)
$334

5. NOTES PAYABLE

Notes payable at December 31, 2011 consisted of the following:

2011:		Total	Current portion	Non-current portion
	Mortgage loan on building	$2,915	$74	$2,841
	Note payable-bank	574	211	363
	Note payable-SBA	644	29	615
Total		$4,133	$314	$3,819

The mortgage loan on building is for the Company’s Theater building. Interest is 6.25% for the year ended December 31, 2011 and is based on the federal rate plus 2.25%.  The maturity date of the mortgage loan is March 2019.    The mortgage loan is collateralized by the Theatre building and related improvements, assignment of leases and rents, and all business assets of the Company. The mortgage is personally guaranteed by the shareholder and other entities in which the shareholder has ownership or is a trustee.  The proceeds of the loan were used to build the Theatre.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

The mortgage loan, note payable - bank, and line of credit contains certain restrictions and covenants. The Company must maintain an annual debt service coverage ratio of at least 1.25 among all the obligations, and the obligation of the shareholder and shareholder's other affiliated entities. The Company was in violation of this covenant as of December 31, 2011. The Company has obtained a waiver of the 2011 debt service coverage ratio which cures the debt covenant violation, whereas the bank will not call the debt due.

Note payable – bank carries an interest rate of 6.25% for the year ended December 31, 2011 and requires monthly payments sufficient to amortize the loan until maturity. The maturity date of the loan is July 2014. The note is collateralized by the business assets of the Company, as defined. The proceeds of the loan were used to purchase various items of equipment for the Theatre.

Note payable — SBA, carries an interest rate of 5.62%  for the year ended December 31, 2011. Monthly payments are required in amounts that are sufficient to amortize the loan until maturity.  The maturity date of the loan is September 2026.

Maturities of mortgages and notes payable each of the next five years based on amounts due at December 31, 2011 are as follows:

Year Ending December 31,
2012	$314
2013	334
2014	254
2015	123
2016	131
Thereafter	2,977
$4,133

The Company has a $150 revolving line of credit with a third party financial institution, at an interest rate of 5% for the year ended December 31, 2011.  The outstanding balance as of December 31, 2011 was $113 and matures in March 2012. Interest expense on the line of credit for the year ending December 31, 2011 was approximately $4. The line of credit is collateralized by business assets of the company, as defined.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

6. INCOME TAXES

In July 2006, the FASB issued ASC 740-10, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740-10 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740-10 became effective as of January 1, 2007 and had no impact on the Company’s financial statements. The Company has filed income tax returns in the United States and Connecticut. All tax years prior to 2008 are closed by expiration of the statute of limitations. The years ended December 31, 2008 through and including 2011, are open for examination. If the Company did incur any uncertain tax positions for the years the Company was a Subchapter S Corporation, the liability would be the responsibility of the shareholders of the Company.

7.	COMMITMENTS AND CONTINGENCIES

Management believes that it is in substantial compliance with all relevant laws and regulations that apply to the Company, and is not aware of any current, pending or threatened litigation that could materially impact the Company.

All of the Company’s current operations are located in Connecticut, with the customer base being public attendance.  The Company’s main suppliers are the major movie studios, primarily located in the greater Los Angeles area.  Any events impacting the region the Company operates in, or impacting the movie studios, who supply movies to the Company, could significantly impact the Company’s financial condition and results of operations.

The Company has a license agreement with another vendor to license motion activated theatre seats. The license period is 7 years through October 2017 and the Company pays the vendor a portion of the admissions ticket premium price during the license period.

LISBON THEATERS, INC.
NOTES TO FINANCIAL STATEMENTS
For the year ended December 31, 2011
(in thousands)

8.	STOCKHOLDER’S EQUITY

Capital Stock

        As of December 31, 2011, the Company's authorized capital stock consisted of 5,000 shares of common stock.  As of December 31, 2011, 5,000 shares were issued and outstanding.  All of the shares were held by one individual.

9.	RELATED PARTY TRANSACTIONS

The Company has a payable of $213 at December 31, 2011, to an entity affiliated with the Company’s shareholder.   The affiliated entity is a standalone theatre operation in which the shareholder has a 50% ownership interest.  The Company does not have any equity ownership interest in this entity and does not have any ability over this entity’s operations. There are no interest or repayment terms.
The Company has a guarantee and cross default agreement related to obligations for the shareholder and the shareholder’s other affiliated entities.  The amount of obligations under guarantee is approximately $3.2 million.  The obligations of the shareholder and the shareholder’s affiliated entities have been funded through operations and other sources.   The Company does not have any obligation under this guarantee as of December 31, 2011.

10.	SUPPLEMENTAL CASH FLOW DISCLOSURE

December 31, 2011
Interest paid	$357

11.	SUBSEQUENT EVENT

In February 2012, the shareholder of the Company and Digital Cinema Destinations Corp. (“Digiplex”), an operator of movie theatres headquartered in New Jersey, signed an asset purchase agreement for Digiplex to acquire the assets of the Theatre. The acquisition of the Company is contingent upon Digiplex obtaining financing sufficient to fund the purchase price. The agreed upon purchase price for the Company is $6,000, payable in cash. There is also an additional purchase price payable in the future, if certain profitability measures are exceeded. Digiplex will purchase the assets of the Company and assume the operating leases. All other liabilities, capital leases and note obligations will not be assumed, including any guarantees or cross default arrangements on any other debt of the Company’s shareholder or the shareholder’s affiliated entities